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                                                     PricewaterhouseCoopers LLP
                                                     Chartered Accountants
                                                     300 Brunswick House
                                                     44 Chipman Hill, PO Box 789
                                                     Saint John, New Brunswick
                                                     Canada E2L 4B9
                                                     Telephone +1 (506) 632 1810
                                                     Facsimile +1 (506) 632 8997

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement of Thomas Equipment, Inc., on Form SB-2 our report dated January 7, 2005 relating to the consolidated of financial statements of Thomas Equipment Limited, as of June 30, 2004 and 2003 and the related consolidated statements of loss and comprehensive loss, common and other shareholder's deficiency, and cash flows for each of the years in the three year period ended June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Saint John, New Brunswick, Canada
July 15, 2005


PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.